UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 7, 2018 (March 1, 2018)

Townsquare Media, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36558	27-1996555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Greenwich Avenue Greenwich, Connecticut	6830
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 861-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note
This Amendment No. 1 on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on March 7, 2018 (“Original 8-K”) by Townsquare Media, Inc. The purpose of this amendment is to file the below information under the correct Item number, as the Original 8-K was filed under Item 5.01 rather than Item 5.02, due to a clerical error. This Form 8-K/A does not otherwise amend, update or revise the Original 8-K in any way.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 1, 2018, the Board of Directors (the “Board”) of Townsquare Media, Inc. (the “Company”) increased the size of the Board from seven (7) to eight (8) directors and appointed the Company’s Co-Chief Executive Officers, Dhruv Prasad and Bill Wilson, to fill the two vacancies, one existing vacancy and one vacancy resulting from such increase, effective immediately. Mr. Prasad will be a Class III director on the Company’s classified Board and will be up for re-election at the Company’s 2020 annual shareholders’ meeting. Mr. Wilson will be a Class I director on the Company’s classified Board and will be up for re-election at the Company’s 2018 annual shareholders’ meeting. Neither Mr. Prasad nor Mr. Wilson will receive compensation for their service on the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2018	TOWNSQUARE MEDIA, INC.

	By:	/s/ Christopher Kitchen
	Name:	Christopher Kitchen
	Title:	Executive Vice President and General Counsel